As filed with the Securities and Exchange Commission on August 2, 2006

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

FedEx Corporation

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation

or organization)

62-1721435

(I.R.S. Employer

Identification No.)

942 South Shady Grove Road

Memphis, Tennessee 38120

(901) 818-7500

(Address, including ZIP Code, and telephone number, including area code, of registrant’s principal executive offices)

Christine P. Richards, Esq.

Executive Vice President, General Counsel and Secretary

FedEx Corporation

942 South Shady Grove Road

Memphis, Tennessee 38120

(901) 818-7500

(Name, address, including ZIP Code, and telephone number, including area code, of agent for service)

Copies to:

Robert T. Molinet, Esq.	Nicholas A. Kronfeld
Corporate Vice President—Securities & Corporate Law	Davis Polk & Wardwell
FedEx Corporation	450 Lexington Avenue
942 South Shady Grove Road	New York, New York 10017
Memphis, Tennessee 38120	(212) 450-4000
(901) 818-7500

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Securities and Exchange Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to Be Registered/ Proposed Maximum Offering Price per Unit/ Proposed Maximum Aggregate Offering Price/ Amount of Registration Fee
Common Stock, par value $0.10 per share
Debt Securities	(1)
Guarantees of Debt Securities (2)

(1)	An indeterminate aggregate initial offering price and number or amount of the securities of each identified class is being registered as may from time to time be offered at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities. In accordance with Rules 456(b) and 457(r) under the Securities Act, the registrant is deferring payment of all of the registration fee.
(2)	No separate consideration will be received for the guarantees. See the immediately following page for a table of the registrant guarantors.

TABLE OF ADDITIONAL REGISTRANTS

Exact Name of Registrant Guarantor	State or other jurisdiction of incorporation or organization	I.R.S. Employer Identification Number	Address of Registrant Guarantor’s Executive Offices
Federal Express Corporation	Delaware	71-0427007	3610 Hacks Cross Road Memphis, TN 38125

Federal Express Europe, Inc.	Delaware	62-1441419	3610 Hacks Cross Road Memphis, TN 38125

Federal Express Holdings S.A.	Delaware	62-1361344	3610 Hacks Cross Road Memphis, TN 38125

Federal Express International, Inc.	Delaware	58-1689315	3610 Hacks Cross Road Memphis, TN 38125

FedEx Corporate Services, Inc.	Delaware	62-1808017	942 S. Shady Grove Road Memphis, TN 38120

FedEx Customer Information Services, Inc.	Delaware	83-0454289	942 S. Shady Grove Road Memphis, TN 38120

FedEx Freight Corporation	Delaware	62-1835899	1715 Aaron Brenner Drive Suite 600 Memphis, TN 38120

FedEx Freight East, Inc.	Arkansas	71-0562003	2200 Forward Drive Harrison, AR 72601

FedEx Ground Package System, Inc.	Delaware	34-1441019	1000 FedEx Drive Moon Township, PA 15108

FedEx Kinko’s Office and Print Services, Inc.	Delaware	77-0433330	Three Galleria Tower 13155 Noel Road Suite 1600 Dallas, TX 75240

PROSPECTUS

DEBT SECURITIES

COMMON STOCK

We may offer and sell from time to time, in one or more offerings, any combination of our unsecured debt securities and common stock. This prospectus describes the general terms of these securities and the general manner in which we will offer them. We will provide the specific terms of any securities that we offer in supplements to this prospectus. The prospectus supplements also will describe the specific manner in which we will offer these securities and also may supplement, update or amend information contained in this prospectus.

Unless we inform you otherwise in a prospectus supplement, the debt securities will be guaranteed by Federal Express Corporation, FedEx Ground Package System, Inc., FedEx Freight Corporation, FedEx Freight East, Inc., FedEx Kinko’s Office and Print Services, Inc., FedEx Corporate Services, Inc., FedEx Customer Information Services, Inc., Federal Express Europe, Inc., Federal Express Holdings S.A. and Federal Express International, Inc. At our option, however, we may cause the guarantee of any subsidiary guarantor (other than certain specified subsidiary guarantors) to be released at any time. See “Description of Debt Securities and Guarantees—Guarantees.”

Prior to their issuance there will have been no market for the debt securities. We do not intend to apply for the listing of any series of debt securities on a national securities exchange.

Our common stock is listed on the New York Stock Exchange under the symbol “FDX.”

We may offer and sell these securities on a continuous or delayed basis directly, through agents, dealers or underwriters as designated from time to time, or through a combination of these methods. We reserve the sole right to accept, and together with any agents, dealers and underwriters, reserve the right to reject, in whole or in part, any proposed purchase of securities. If any agents, dealers or underwriters are involved in the sale of any securities, the applicable prospectus supplement will set forth any applicable commissions or discounts. Our net proceeds from the sale of securities also will be set forth in the applicable prospectus supplement.

You should read this prospectus and any prospectus supplement, as well as any information described under the heading “Where You Can Find More Information,” carefully before you invest.

Investing in our debt securities and common stock involves certain risks. You should carefully review the risk factors beginning on page 6.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 2, 2006.

ABOUT THIS PROSPECTUS

This prospectus is part of a “shelf” registration statement that we have filed with the Securities and Exchange Commission, referred to as the SEC in this prospectus. By using a shelf registration statement, we may sell, at any time and from time to time, in one or more offerings, any combination of the securities described in this prospectus. As allowed by SEC rules, this prospectus does not contain all the information you can find in the registration statement or the exhibits to the registration statement. For further information about our business and the securities, you should refer to the registration statement and its exhibits. The exhibits to our registration statement contain the full text of certain contracts and other important documents we have summarized in this prospectus. Because these summaries may not contain all the information that you may find important in deciding whether to purchase the securities we offer, you should review the full text of these documents. The registration statement and the exhibits thereto can be obtained from the SEC, as indicated under the heading “Where You Can Find More Information.”

This prospectus provides you with only a general description of the securities we may offer. Each time we offer securities, we will provide a prospectus supplement that contains specific information about the terms of those securities. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement, together with the additional information described below under the heading “Where You Can Find More Information.”

The prospectus supplement also will contain, with respect to the securities being sold, the names of any underwriters, dealers or agents, together with the terms of the offering, the compensation of any underwriters, dealers or agents and the net proceeds to us.

You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement. We have not authorized any other person to provide you with different or additional information. If anyone provides you with different, additional or inconsistent information, you should not rely on it. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should assume that the information in this prospectus is accurate only as of the date on the front cover of this prospectus, regardless of the date of delivery of this prospectus or any sales of securities made in connection herewith. In the case of information contained in documents we file with the SEC and incorporate by reference in this prospectus, you should assume that such information is accurate only as of the respective dates of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

References in this prospectus to FedEx, we, us and our are to FedEx Corporation. References to FedEx Express are to Federal Express Corporation, our largest subsidiary.

FORWARD-LOOKING STATEMENTS

This prospectus (including the information incorporated by reference in this prospectus) may contain “forward-looking” statements within the meaning of the federal securities laws with respect to our financial condition, results of operations, cash flows, plans, objectives, future performance and business. Forward-looking statements include those preceded by, followed by or that include the words “may,” “could,” “would,” “should,” “believes,” “expects,” “anticipates,” “plans,” “estimates,” “targets,” “projects,” “intends,” or similar expressions.

Forward-looking statements involve risks and uncertainties. Actual results may differ materially from those contemplated (expressed or implied) by such forward-looking statements because of, among other things, the risk factors identified or referred to below under the heading “Risk Factors.”

As a result of these and other factors, no assurance can be given as to our future results and achievements. Accordingly, a forward-looking statement is neither a prediction nor a guarantee of future events or circumstances and those future events or circumstances may not occur. You should not place undue reliance on forward-looking statements, which speak only as of the date on which they are made. We are under no obligation, and we expressly disclaim any obligation, to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise.

WHERE YOU CAN FIND MORE INFORMATION

We and FedEx Express file annual, quarterly and current reports, proxy statements (in the case of FedEx only) and other information with the SEC. These SEC filings are available to the public over the Internet at the SEC’s Web site at http://www.sec.gov. You may also read and copy any of these documents at the SEC’s public reference room in Washington, D.C. located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on its public reference room.

The SEC allows us to incorporate by reference information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. Information incorporated by reference is considered a part of this prospectus, and later information filed with the SEC will automatically update and supersede previous information contained in documents filed earlier with the SEC or contained in this prospectus. We and FedEx Express incorporate by reference into this prospectus the documents listed below and all future filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (excluding, in each case, any information or documents deemed to be furnished and not filed with the SEC) prior to the termination of the offering under this prospectus.

FedEx SEC Filings	Period
Annual Report on Form 10-K, as amended by the Form 10-K/A (Amendment No. 1) filed on August 2, 2006	Fiscal Year ended May 31, 2006

Preliminary Proxy Statement on Schedule 14A	Filed on July 18, 2006

Current Reports on Form 8-K	Filed on June 1, 2006, July 13, 2006 and August 2, 2006

Description of our common stock contained in the Registration Statement on Form 8-A	Filed on April 14, 2000

FedEx Express SEC Filings	Period
Annual Report on Form 10-K	Fiscal Year ended May 31, 2006

Current Report on Form 8-K	Filed on August 2, 2006

The Current Report on Form 8-K that was filed by FedEx and FedEx Express on August 2, 2006 contains, among other things, the consolidated balance sheets of FedEx as of May 31, 2006 and 2005 and the related consolidated statements of income, changes in stockholders’ investment and comprehensive income, and cash flows for each of the three years in the period ended May 31, 2006. Those financial statements include an additional footnote with condensed consolidating financial information in accordance with Rule 3-10(f) of Regulation S-X promulgated by the SEC in order for the subsidiary guarantors to continue to be exempt from Exchange Act reporting pursuant to Rule 12h-5 under the Exchange Act (other than FedEx Express, which is currently an Exchange Act reporting company). Otherwise, those financial statements are identical to the financial statements appearing in FedEx’s Annual Report on Form 10-K for the fiscal year ended May 31, 2006, as amended by the Form 10-K/A (Amendment No. 1) filed on August 2, 2006. As indicated in their reports included therein, the financial statements included in the Form 8-K referred to above were audited by Ernst & Young LLP.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon his or her written or oral request, a copy of any or all of the documents referred to above, which have been or may be incorporated by reference into this prospectus, excluding exhibits to those documents unless they are specifically incorporated by reference into those documents. You can request these documents by contacting us in writing, by telephone or email at:

FedEx Corporation

Attention: Investor Relations

942 South Shady Grove Road

Memphis, Tennessee 38120

(901) 818-7200

ir@fedex.com

You can also access our SEC filings through our Web site at http://www.fedex.com/us/investorrelations. The information on our Web site, however, is not incorporated by reference in, and does not form a part of, this prospectus or any prospectus supplement.

ABOUT OUR COMPANY

FedEx provides a broad portfolio of transportation, e-commerce and business services through companies operating independently, competing collectively and managed collaboratively, under the respected FedEx brand. These companies are included in four reportable business segments:

•	FedEx Express: FedEx Express is the world’s largest express transportation company, offering time-certain delivery within one to three business days and serving markets that comprise more than 90% of the world’s gross domestic product. The FedEx Express segment also includes FedEx Trade Networks, Inc., which provides international trade services, specializing in customs brokerage and global cargo distribution.

•	FedEx Ground: FedEx Ground Package System, Inc. (“FedEx Ground”) is a leading provider of small-package ground delivery services. FedEx Ground provides low-cost residential delivery to nearly 100% of U.S. residences through its FedEx Home Delivery service. The FedEx Ground segment also includes FedEx SmartPost, Inc., which specializes in the consolidation and delivery of high volumes of low-weight, less time-sensitive business-to-consumer packages using the U.S. Postal Service for final delivery to residences.

•	FedEx Freight: FedEx Freight Corporation (“FedEx Freight”) is a leading U.S. provider of regional next-day and second-day and interregional less-than-truckload freight services. The FedEx Freight segment also includes FedEx Custom Critical, Inc., North America’s largest time-specific, critical shipment carrier, and Caribbean Transportation Services, Inc., the leading provider of airfreight forwarding services between the United States and Puerto Rico.

•	FedEx Kinko’s: FedEx Kinko’s Office and Print Services, Inc. (“FedEx Kinko’s”) is a leading provider of document solutions and business services. FedEx Kinko’s global network of digitally-connected locations offers access to technology for black & white and color copying/printing, finishing and presentation services, signs and graphics, Internet access, videoconferencing, outsourcing, managed services, Web-based printing, document management solutions, the full range of FedEx day-definite ground shipping and time-definite global express shipping services, and a variety of other retail services and products, including office supplies.

In addition to the companies discussed above, FedEx Corporate Services, Inc., a subsidiary of FedEx (“FedEx Services”), provides a convenient single point of access for many customer support functions. FedEx Services provides much of the sales, marketing, information technology and customer service support for FedEx Express and FedEx Ground. Effective June 1, 2006, we moved several additional groups that are responsible for FedEx Express and FedEx Ground customer information (credit, collections and customer service) into a newly formed subsidiary of FedEx Services named FedEx Customer Information Services, Inc. (“FCIS”). FedEx Services also offers a range of supply chain solutions, including transportation management, fulfillment and fleet services, through its FedEx Global Supply Chain Services, Inc. subsidiary.

The mailing address of our principal executive offices is 942 South Shady Grove Road, Memphis, Tennessee 38120. Our telephone number is (901) 818-7500.

RISK FACTORS

Investing in our securities involves risks. In connection with any investment in our securities, you should consider carefully (i) the factors identified under the heading “Risk Factors” in “Management’s Discussion and Analysis of Results of Operations and Financial Condition” in our most recent annual report on Form 10-K, as updated by our quarterly reports on Form 10-Q, (ii) the factors set forth below related to our debt securities, and (iii) the other information set forth elsewhere in this prospectus and in the documents incorporated by reference into this prospectus.

The Indenture Does Not Limit the Amount of Indebtedness That We May Incur

Unless we inform you otherwise in a prospectus supplement, the indenture under which we will issue the debt securities and guarantees will not limit the amount of secured or unsecured indebtedness that we or our subsidiaries may incur. Unless we inform you otherwise in a prospectus supplement, the indenture, which is described below under “Description of Debt Securities and Guarantees,” will not contain any debt covenants or provisions that would afford the holders of the debt securities protection in the event we participate in a highly leveraged transaction.

We Depend Upon Our Subsidiaries to Service Our Debt

We are a holding company and derive all of our operating income from our subsidiaries. Our only source of cash to pay principal of and premium, if any, and interest on the debt securities is from dividends and other payments from our subsidiaries. Our subsidiaries’ ability to make such payments may be restricted by, among other things, applicable state and foreign corporate laws and other laws and regulations. In addition, our right and the rights of our creditors, including holders of our debt securities, to participate in the assets of any subsidiary upon its liquidation or reorganization would be subject to the prior claims of such subsidiary’s creditors, except to the extent that we may ourselves be a creditor with recognized claims against such subsidiary. The debt securities will be guaranteed by certain subsidiary guarantors. See “Description of Debt Securities and Guarantees—Guarantees.” If our subsidiaries do not provide us with enough cash to make payments on the debt securities when due, you may have to proceed directly against the subsidiary guarantors.

The Guarantees May Be Limited In Duration

At our option, we may cause the guarantee of any subsidiary guarantor, other than FedEx Express, FedEx Ground, FedEx Freight, FedEx Freight East, Inc. (“FedEx Freight East”), FedEx Kinko’s, FedEx Services and FCIS, to be released at any time. Upon the release of a subsidiary guarantor, holders of debt securities will no longer have a direct claim against such subsidiary under the guarantee. See “Description of Debt Securities and Guarantees—Guarantees.” In addition, if we sell, transfer or otherwise dispose of all of the capital stock or all or substantially all of the assets of a subsidiary guarantor to any person that is not an affiliate of FedEx, the guarantee of that subsidiary will terminate and holders of debt securities will no longer have a direct claim against such subsidiary under the guarantee. See “Description of Debt Securities and Guarantees—Merger, Consolidation and Sale of Assets.”

The Guarantees May Be Challenged as Fraudulent Conveyances

Federal, state and foreign bankruptcy, fraudulent conveyance, fraudulent transfer or similar laws could limit the enforceability of a guarantee. For example, creditors of a subsidiary guarantor could claim that, since the guarantees were incurred for the benefit of FedEx (and only indirectly for the benefit of a subsidiary guarantor), the obligation of a subsidiary guarantor was incurred for less than reasonably equivalent value or fair consideration. If any of our subsidiary guarantors is deemed to have received less than reasonably equivalent value or fair consideration for its guarantee and, at the time it gave the guarantee, that subsidiary guarantor:

•	was insolvent or rendered insolvent by giving its guarantee;

•	was engaged in a business or transaction for which its remaining assets constituted unreasonably small capital; or

•	intended to incur debts beyond its ability to pay such debts as they mature,

then the obligations of such subsidiary guarantor under its guarantee could be voided or subordinated to its other debts. If a court voided a guarantee as a result of a fraudulent conveyance, then the holders of debt securities would cease to have a claim against the subsidiary guarantor. To the extent that the claims of holders of debt securities against any subsidiary guarantor were subordinated in favor of other creditors of such subsidiary, such other creditors would be entitled to be paid in full before any payment could be made on the debt securities. In this regard, in an attempt to limit the applicability of fraudulent transfer laws, unless we inform you otherwise in a prospectus supplement, the indenture will limit the amount of each guarantee to the amount that will result in it not constituting a fraudulent transfer or conveyance. However, we cannot assure you as to what standard a court would apply in making a determination as to what would be the maximum liability of each guarantor or whether this limitation would be effective in protecting a guarantee from being voided under fraudulent transfer law.

Ratings of Our Debt Securities Could Be Lowered In the Future

We expect that the offered debt securities will be rated “investment grade” by one or more nationally recognized statistical rating organizations. A rating is not a recommendation to purchase, hold or sell debt securities, since a rating does not predict the market price of a particular security or its suitability for a particular investor. The rating organization may lower our rating or decide not to rate our securities in its sole discretion. The rating of the debt securities will be based primarily on the rating organization’s assessment of the likelihood of timely payment of interest when due on the debt securities and the ultimate payment of principal of the debt securities on the final maturity date. The reduction, suspension or withdrawal of the ratings of the debt securities will not, in and of itself, constitute an event of default under the indenture.

An Active Trading Market For Our Debt Securities May Not Develop

There is no established trading market for the debt securities since they are a new issue of securities. We do not intend to apply for the listing of any debt securities on a national securities exchange. We cannot assure you as to the liquidity of the public market for the debt securities or that any active public market for the debt securities will develop or continue. If an active public market does not develop or continue, the market price and liquidity of the debt securities may be adversely affected.

RATIO OF EARNINGS TO FIXED CHARGES

(Unaudited)

	Year Ended May 31,
	2006	2005	2004	2003	2002
Ratio of Earnings to Fixed Charges	3.8	3.3	2.5	2.5	2.3

Earnings included in the calculation of the ratio of earnings to fixed charges represent income before income taxes plus fixed charges, other than capitalized interest. Fixed charges include interest expense, including capitalized interest, amortization of debt issuance costs and a portion of rent expense representative of interest.

USE OF PROCEEDS

Unless we inform you otherwise in a prospectus supplement, we currently intend to use the net proceeds from the sale of the securities for our general corporate purposes including, but not limited to, capital expenditures, working capital, repayment or reduction of indebtedness and the financing of acquisitions.

DESCRIPTION OF DEBT SECURITIES AND GUARANTEES

The following summary describes the general terms and provisions of the debt securities and guarantees covered by this prospectus. When we offer to sell a particular series of debt securities, we will describe the specific terms of the debt securities and guarantees in a prospectus supplement.

Because the following is a summary, it does not contain all of the information you may find useful. We have filed the form of indenture as an exhibit to the registration statement, and you should read it for provisions that may be important to you. In the following description, we have included references to section numbers of the indenture so that you can easily locate these provisions.

Terms; Form and Denomination

We will issue the debt securities and guarantees under an indenture between us and a trustee, which, unless we inform you otherwise in a prospectus supplement, will be The Bank of New York Trust Company, N.A. We may issue debt securities under the indenture from time to time in one or more series, each in an amount we authorize prior to issuance. Unless we inform you otherwise in a prospectus supplement, the indenture will not limit the aggregate amount of debt securities we may issue under the indenture.

The debt securities will be our general unsecured obligations and will rank equally with all our other unsecured and unsubordinated indebtedness. Unless we inform you otherwise in a prospectus supplement, the debt securities will be guaranteed by FedEx Express, FedEx Ground, FedEx Freight, FedEx Freight East, FedEx Kinko’s, FedEx Services and FCIS (collectively, the “Specified Guarantors”) and Federal Express Europe, Inc., Federal Express Holdings S.A. and Federal Express International, Inc. These subsidiaries currently guarantee our obligations under our outstanding unsecured debt securities, revolving credit facility and letter of credit facility. At our option, however, we may cause the guarantee of any subsidiary guarantor (other than the Specified Guarantors) to be released at any time.

Unless we inform you otherwise in a prospectus supplement, the indenture will not contain any debt covenants or other provisions that would afford the holders of the debt securities protection in the event we participate in a highly leveraged transaction.

The prospectus supplement relating to any series of debt securities being offered will include specific terms relating to the offering. These terms will include some or all of the following:

•	the title of the debt securities;

•	the authorized denominations and aggregate principal amount offered and any limit on future issues of additional debt securities of the same series;

•	whether we will issue the debt securities as individual certificates to each holder or in the form of global securities held by a depositary on behalf of holders;

•	the date or dates on which the principal of and any premium on the debt securities will be payable or the method by which such date or dates will be determined;

•	any interest rate on the debt securities, any date from which interest will accrue, any interest payment dates and regular record dates for interest payments, or the method used to determine any of the foregoing and the basis for calculating interest, if other than a 360-day year of twelve 30-day months;

•	the place or places where payments on the debt securities will be payable, the debt securities may be presented for registration of transfer or exchange, and notices and demands to or upon us relating to the debt securities may be made, if other than the corporate trust office of the trustee;

•	any provisions that would determine payments on the debt securities by reference to a formula, index or other method;

•	whether and under what circumstances any additional amounts with respect to the debt securities will be payable;

•	any mandatory or optional sinking fund or analogous provisions;

•	any provisions for optional or mandatory redemption or repurchase;

•	the portion of the principal amount of the debt securities that will be payable if the maturity is accelerated, if other than the entire principal amount;

•	any provisions for the defeasance of the debt securities;

•	the currency in which payments of principal of and any premium and interest on the debt securities will be payable, if other than U.S. dollars;

•	any additional events of default or covenants applicable to the series;

•	any restrictions or other provisions relating to the transfer or exchange of the debt securities;

•	any terms for the conversion or exchange of the debt securities for other securities issued by us or any other entity;

•	the terms of the guarantees and the identities of the subsidiary guarantors; and

•	any other terms that are not inconsistent with the indenture.

Unless we inform you otherwise in a prospectus supplement, all outstanding debt securities will be exchangeable, transfers of debt securities will be registrable, and principal of and any premium and interest on all debt securities will be payable, at the corporate trust office of the trustee; provided that payment of interest may, at our option, be made by check mailed to the address of the person entitled thereto as it appears in the security register or by wire transfer to an account maintained by the payee with a bank located in the United States. (Sections 3.01, 3.05, 3.07 and 10.02)

Unless we inform you otherwise in a prospectus supplement, all debt securities will be issued only in fully registered form without coupons in denominations of $1,000 and any integral multiples of $1,000. (Section 3.02) Neither FedEx nor the trustee will impose any service charge for any transfer or exchange of a debt security; however, we may ask you to pay any taxes or other governmental charges in connection with a transfer or exchange of debt securities. (Section 3.05)

We may sell the debt securities at a discount, which may be substantial, below their stated principal amount. Those debt securities may bear no interest or may bear interest at a rate that at the time of issuance is below market rates. We will describe any material United States federal income tax consequences and any other special considerations relating to an investment in discount securities in any prospectus supplement relating to such securities.

If we sell any of the debt securities for any foreign currency or currency unit or if payments on the debt securities are payable in any foreign currency or currency unit, we will describe in a prospectus supplement the restrictions, elections, tax consequences, specific terms and other information relating to those debt securities and the foreign currency or currency unit.

Guarantees

Unless we inform you otherwise in a prospectus supplement, the debt securities will be guaranteed by the Specified Guarantors and Federal Express Europe, Inc., Federal Express Holdings S.A. and Federal Express International, Inc. In addition, at our option, we may cause the guarantee of any subsidiary guarantor (other than any Specified Guarantor) to be released at any time. (Section 12.04) See “Risk Factors—The Guarantees May Be Limited in Duration.”

Each of the subsidiary guarantors will fully and unconditionally guarantee, jointly and severally, the due and punctual payment of principal of and any premium and interest on the debt securities, and the due and punctual payment of any sinking fund payments, when the same shall become due and payable, whether at maturity, by declaration of acceleration, by call for redemption or otherwise. (Section 12.01) The guarantees will be unsecured obligations of the respective subsidiary guarantors and will rank equally with all of their other unsecured and unsubordinated indebtedness. Unless we inform you otherwise in a prospectus supplement, the guarantees will not contain any restrictions on the ability of any subsidiary guarantor to pay dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of that subsidiary guarantor’s capital stock or make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities, if any, of that subsidiary guarantor.

Each subsidiary guarantee will be limited to an amount not to exceed the maximum amount that can be guaranteed by the applicable subsidiary guarantor without rendering the subsidiary guarantee, as it relates to such subsidiary guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws. (Section 12.07) See “Risk Factors—The Guarantees May Be Challenged as Fraudulent Conveyances.”

Merger, Consolidation and Sale of Assets

The indenture will provide that we may not consolidate with or merge into any other person, or convey, transfer or lease our properties and assets as, or substantially as, an entirety to any person, unless:

•	our successor is a corporation organized and existing under the laws of the United States, any state or the District of Columbia;

•	our successor shall expressly assume, by a supplemental indenture, the due and punctual payment of the principal of and any premium and interest on all the debt securities and the performance of every covenant in the indenture that we would otherwise have to perform;

•	immediately after giving effect to such transaction, there will not be any defaults under the indenture; and

•	we shall have delivered to the trustee an officers’ certificate and an opinion of counsel, each stating that the transaction and the supplemental indenture comply with the indenture. (Section 8.01)

Upon the sale or disposition (by merger or otherwise) of any subsidiary guarantor by FedEx or any subsidiary of FedEx to any person that is not an affiliate of FedEx, each such subsidiary guarantor will automatically be released from all obligations under its guarantee. (Section 12.04)

We have agreed that we will not sell or dispose of any subsidiary guarantor whose assets exceed 10% of our consolidated total assets (determined as of the date of our most recent interim or fiscal year-end balance sheet filed with the SEC prior to the date such guarantee is released) (each, a “10% subsidiary guarantor”) unless at least 75% of the net proceeds of such sale or disposition will consist of any combination of:

•	cash (including assumption by the acquiror of any indebtedness of FedEx or its subsidiaries) or readily marketable securities;

•	property or assets (other than current assets) of a nature or type similar or related to the nature or type of the property or assets of FedEx and its subsidiaries existing on the date of such sale or disposition; or

•	interests in companies or businesses having property or assets or engaged in businesses similar or related to the nature or type of the property or assets or businesses of FedEx and its subsidiaries on the date of such sale or disposition. (Section 10.07)

Application of Proceeds Upon Release of a 10% Subsidiary Guarantor

In the event that the net proceeds from the sale or disposition of a 10% subsidiary guarantor consist of cash or readily marketable securities, we will apply, within 12 months of such sale or disposition, an amount equal to 100% of the fair market value, as determined in good faith by our board of directors, of such net proceeds to:

•	repay unsubordinated indebtedness of FedEx or any subsidiary guarantor, in each case owing to a person other than an affiliate of FedEx;

•	invest in property or assets (other than current assets) of a nature or type similar or related to the nature or type of the property or assets of FedEx and its subsidiaries existing on the date of such investment; or

•	invest in a company or business having property or assets or engaged in a business similar or related to the nature or type of the property or assets or businesses of FedEx and its subsidiaries on the date of such investment. (Section 10.07)

Modification, Amendment and Waiver

We and the trustee may modify and amend the indenture with the consent of the holders of a majority in principal amount of each series of debt securities to be affected (voting as a single class). However, no modification or amendment may, without the consent of the holder of each debt security affected thereby:

•	change the stated maturity of the principal of, or any premium or installment of interest on, any debt security;

•	reduce the principal amount of, rate of interest on, or premium payable upon the redemption of, any debt security;

•	change any place of payment where, or the currency in which, any principal of, or interest or premium on, any debt security is payable;

•	impair the right to institute suit for the enforcement of any payment on any debt security on or after the stated maturity, or, in the case of redemption, on or after the redemption date; or

•	reduce the percentage in principal amount of outstanding debt securities the consent of whose holders is required for modification or amendment of the indenture, for waiver of compliance with certain provisions of the indenture or for waiver of certain defaults. (Section 9.02)

The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive any past default under the indenture and its consequences, except a default in the payment of the principal of or any premium or interest on any debt securities or in respect of a covenant or provision that under the indenture cannot be modified or amended without the consent of the holder of each outstanding debt security affected. (Section 5.13)

In addition, we and the trustee can modify and amend the indenture without the consent of any holders in order to, among other things:

•	allow a successor to FedEx or a subsidiary guarantor to assume our or its obligations under the indenture;

•	add additional events of default or additional covenants of FedEx or a subsidiary guarantor or to surrender any of our rights or powers;

•	establish the form or terms of any series of debt securities;

•	secure the debt securities of any series;

•	correct any ambiguity, defect or inconsistency under the indenture, or to make other provisions with respect to matters or questions arising under the indenture, provided that such action does not adversely affect the interests of the holders of any debt securities in any material respect;

•	add to, change or eliminate any provision of the indenture applying to one or more series of debt securities, provided that if such action adversely affects in any material respect the interests of holders of any series of debt securities, such addition, change or elimination will become effective with respect to such series only when no such security of that series remains outstanding;

•	add additional subsidiary guarantors or remove subsidiary guarantors (other than the Specified Guarantors) of the debt securities;

•	evidence and provide for the appointment of a successor trustee or to add to or change any provisions to the extent necessary to appoint a separate trustee for a specific series of debt securities; or

•	make any other amendment or supplement to the indenture as long as that amendment or supplement does not materially adversely affect the interests of any holders of debt securities. (Section 9.01)

Events of Default

Unless we inform you otherwise in a prospectus supplement, an event of default with respect to a series of debt securities will occur if:

•	we fail to pay interest when due on any debt security of that series for 30 days;

•	we fail to pay the principal of or any premium on any debt security of that series when due;

•	we fail to perform any covenant in the indenture and this failure continues for 90 days after we receive written notice as provided in the indenture;

•	we fail to deposit any sinking fund payment when and as due by the terms of a debt security of that series;

•	we or a court takes certain actions relating to our bankruptcy, insolvency or reorganization for the benefit of our creditors; or

•	any subsidiary guarantor whose consolidated total assets constitute 60% or more of our consolidated total assets (determined as of the date of our most recent interim or fiscal year-end balance sheet filed with the SEC prior to such determination date) or a court takes certain actions relating to the bankruptcy, insolvency or reorganization of such subsidiary guarantor for the benefit of its creditors. (Section 5.01)

If an event of default with respect to all debt securities of any series occurs and continues, the trustee or the holders of a majority in principal amount of the outstanding debt securities of that series may require us to repay immediately the principal amount of all debt securities of that series. The holders of a majority in principal amount of the outstanding debt securities of that series may rescind and annul such acceleration if all events of default with respect to the debt securities of that series, other than the nonpayment of accelerated principal, have been cured or waived as provided in the indenture. (Section 5.02) For information as to waiver of defaults, see “—Modification, Amendment and Waiver” above.

Other than its duties in case of a default, the trustee will not be obligated to exercise any of its rights or powers under the indenture at the request or direction of any of the holders, unless the holders offer to the trustee reasonable indemnity. (Sections 6.01 and 6.03) If the holders provide this reasonable indemnity, the holders of a majority in principal amount of the outstanding debt securities of such series will have the right, subject to certain limitations, to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to any series of debt securities. (Section 5.12)

No holder of any debt security of any series will have any right to institute any proceeding with respect to the indenture or for any remedy under the indenture unless:

•	the holder has previously given to the trustee written notice of a continuing event of default;

•	the holders of a majority in principal amount of the outstanding debt securities of that series have made a written request, and offered reasonable indemnity, to the trustee to institute a proceeding as trustee; and

•	the trustee has not received from the holders of a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with the request, and the trustee has failed to institute such proceeding within 60 days. (Section 5.07)

However, the holder of any debt security will have an absolute right to receive payment of the principal of and any premium and interest on the debt security as expressed in the debt security, or, in the case of redemption, on the redemption date, and to institute suit for the enforcement of any payment. (Section 5.08)

We will be required to furnish to the trustee annually a statement as to the absence of certain defaults under the indenture. (Section 10.05) The trustee may withhold notice to the holders of debt securities of any default, except as to payment of principal of (or premium, if any) or interest with respect to the debt securities, if the trustee considers such withholding to be in the interest of the holders of the debt securities. (Section 6.02)

Discharge and Defeasance

We may satisfy and discharge obligations with respect to the debt securities of a particular series by either delivering to the trustee for cancellation all outstanding debt securities of that series, or depositing with the trustee, after the outstanding debt securities of that series have become due and payable, or will become due and payable within one year, at maturity or by redemption, sufficient cash or government securities to pay the principal, interest, any premium and any other sums due to the stated maturity date or redemption date of the debt securities of that series. (Section 4.01)

In addition, the indenture provides that at our option we may:

•	be discharged from our obligations with respect to the debt securities of a particular series (“defeasance and discharge”), or

•	cease to comply with certain restrictive covenants under the indenture, including those described under “—Merger, Consolidation and Sale of Assets,” and certain events of default will no longer apply to us (“covenant defeasance”), if we deposit with the trustee sufficient cash or government securities to pay the principal, interest, any premium and any other sums due to the stated maturity date or redemption date of the debt securities of that series. (Sections 13.01, 13.02 and 13.03) Upon defeasance and discharge, the holders of the debt securities of the affected series will not be entitled to the benefits of the indenture, except for registration of transfer and exchange of debt securities and replacement of lost, stolen or mutilated debt securities. Such holders may look only to such deposited funds or obligations for payment. (Section 13.02)

The defeasance and discharge and covenant defeasance described above are effective only if, among other things, we deliver to the trustee an opinion of counsel to the effect that (i) the holders of the debt securities will not recognize income, gain or loss for federal income tax purposes as result of such defeasance and discharge or covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same time as would have been the case if such defeasance and discharge or covenant defeasance had not occurred, and (ii) in the case of defeasance and discharge, the opinion as to tax consequences is based upon an Internal Revenue Service ruling or a change in applicable federal income tax law. (Section 13.04)

Book-Entry Procedures

Unless we inform you otherwise in a prospectus supplement, each series of debt securities will be issued in the form of one or more fully registered global securities. We will deposit each global security with, or on behalf of, The Depository Trust Company (“DTC”), and register such global security in the name of Cede & Co. or another nominee of DTC. If you wish to own debt securities that are represented by one or more global securities, you can do so only indirectly or “beneficially” through an account with a broker, bank or other financial institution that has an account with DTC (i.e., a DTC participant) or through an account directly with DTC if you are a DTC participant. No holder of a debt security initially issued as a global security will be entitled to receive a debt security in certificated form, except as set forth below.

Except as set forth below, a global security may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee.

DTC has advised us as follows:

•	DTC is

•	a limited purpose trust company organized under the laws of the State of New York;

•	a “banking organization” within the meaning of the New York banking law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

•	a “clearing agency” registered pursuant to Section 17A of the Exchange Act.

•	DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between its participants through electronic book-entries in accounts of its participants, eliminating the need for physical movement of certificates.

•	DTC participants include securities brokers and dealers, banks, trust companies, clearing corporations and others, some of whom own DTC.

•	Access to DTC’s book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. Persons who are not participants may beneficially own securities held by DTC only through participants or indirect participants.

DTC has advised us that pursuant to procedures established by it:

•	upon issuance of a global security, DTC will credit the accounts of participants designated by any dealers, underwriters or agents participating in the distribution of the debt securities with the respective principal amounts of debt securities beneficially owned by such participants; and

•	ownership of beneficial interests in a global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC (with respect to participants), by the participants (with respect to indirect participants and certain beneficial owners) and by the indirect participants (with respect to all other beneficial owners).

The laws of some states require that certain persons take physical delivery in definitive form of securities that they own. These laws may limit your ability to own, transfer or pledge beneficial interests in a global security.

As long as DTC’s nominee is the registered owner of a global security, such nominee for all purposes will be considered the sole owner or holder of such debt securities under the indenture. Except as provided below, you will not:

•	be entitled to have any debt securities registered in your name;

•	receive or be entitled to receive physical delivery of any debt securities in definitive form; and

•	be considered the owners or holders of the debt securities under the indenture.

We will make payment of principal of and premium, if any, and interest on debt securities represented by a global security to DTC or its nominee, as the case may be, as the registered owner and holder of the global security representing those debt securities. DTC has advised us that upon receipt of any payment of principal of, or premium or interest on, a global security, DTC will immediately credit accounts of participants with payments in amounts proportionate to their respective beneficial interests in the principal amount of such global security, as shown in DTC’s records. Standing instructions and customary practices will govern payments by participants to owners of beneficial interests in a global security held through those participants, as is now the case with securities held for the accounts of customers registered in “street name.” Those payments will be the sole responsibility of those participants, subject to any statutory or regulatory requirements that may be in effect from time to time.

Neither we, the trustee nor any of our respective agents will be responsible or liable for any actions or inactions by DTC, any nominee or any participant relating to any aspect of the records relating to, or payments made on account of, beneficial ownership interests in a global security, or for maintaining, supervising or reviewing any records related to such beneficial ownership interests.

We will issue debt securities in definitive form in exchange for global securities if:

•	DTC notifies us that it is unwilling, unable or ineligible to continue as depositary or if at any time DTC, or any successor depositary, ceases to be a “clearing agency” under the Exchange Act and, in each case, we have not appointed a successor depositary within 90 days; or

•	we choose in our sole discretion to issue definitive debt securities.

In either instance, an owner of a beneficial interest in a global security will be entitled to have debt securities equal in principal amount to such beneficial interest registered in its name and will be entitled to physical delivery of debt securities in definitive form. You will not be charged a fee for any transfer or exchange of such debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. (Section 3.05)

Regarding the Trustee

Unless we inform you otherwise in a prospectus supplement, The Bank of New York Trust Company, N.A. will be the trustee under the indenture. We may conduct banking and other transactions with the trustee and its affiliates in the ordinary course of business.

Governing Law

Unless we inform you otherwise in a prospectus supplement, the indenture and the debt securities will be governed and construed in accordance with the laws of the State of New York.

DESCRIPTION OF COMMON STOCK

The following summary of the terms of our common stock does not purport to be complete and is qualified by reference to our certificate of incorporation, our bylaws and the Delaware General Corporation Law. For more details, you should read our certificate of incorporation and bylaws as currently in effect. We have filed copies of these documents with the SEC, and they are incorporated by reference herein. See “Where You Can Find More Information.”

The prospectus supplement relating to an offering of our common stock will describe the details of the offering, including the number of shares offered, the initial offering price and updated market price and dividend information.

Authorized Shares of Capital Stock

Our authorized capital stock consists of 800,000,000 shares of common stock, $0.10 par value per share, and 4,000,000 shares of series preferred stock, without par value. On July 31, 2006, there were outstanding (a) 306,533,291 shares of common stock and (b) employee stock options to purchase an aggregate of 18,203,631 shares of common stock, of which options to purchase an aggregate of 11,854,222 shares of common stock were exercisable. As of the date of this prospectus, no shares of our preferred stock were issued or outstanding.

Voting Rights

Holders of common stock are entitled to one vote per share on all matters voted on generally by the stockholders, including the election of directors, and possess all voting power (except as may, in the future, be provided by Delaware law, our certificate of incorporation or a resolution of our board of directors authorizing a series of our preferred stock). Our common stock does not have cumulative voting rights. Each member of the board of directors is elected by the holders of a plurality of the shares entitled to vote in person or by proxy at a meeting for the election of directors.

Dividends

Holders of our common stock are entitled to receive dividends when, as and if declared by the board of directors out of funds legally available for payment of dividends, subject to the rights of the holders of any outstanding shares of preferred stock. The holders of common stock will share equally, share for share, in such dividends, whether payable in cash, in property or in shares of our stock.

Liquidation Rights

Subject to any preferential rights of outstanding shares of preferred stock, holders of common stock will share ratably in our assets legally available for distribution to our stockholders in the event of our liquidation, dissolution or winding up.

Absence of Other Rights

Our common stock has no preemptive, subscription, preferential, conversion or exchange rights.

Listing

Our common stock is listed on the New York Stock Exchange under the symbol “FDX.”

Miscellaneous

The outstanding shares of our common stock are, and any shares of common stock offered by a prospectus supplement upon issuance and payment therefor will be, fully paid and nonassessable.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Trust Company, N.A., P.O. Box 43069, Providence, Rhode Island 02940-3069.

Certain Anti-Takeover Effects

General. Certain provisions of our certificate of incorporation, our bylaws and Delaware law may have the effect of impeding the acquisition of control of us. These provisions are designed to reduce, or have the effect of reducing, our vulnerability to unsolicited takeover attempts.

Delaware Takeover Statute. We are subject to the provisions of Section 203 of the Delaware General Corporation Law. Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. A “business combination” includes mergers, asset sales and other transactions resulting in a financial benefit to the interested stockholder. Subject to specified exceptions, an “interested stockholder” is a person who, together with affiliates and associates, owns, or within three years did own, 15% or more of the corporation’s voting stock.

Special Meetings. Pursuant to Delaware law, a special meeting of stockholders may be called by the board of directors or by any other person authorized to do so in the certificate of incorporation or bylaws. Our certificate of incorporation provides that special meetings of stockholders may be called only by our board of directors pursuant to a resolution approved by a majority of the entire board of directors.

Stockholder Action by Written Consent. Our certificate of incorporation and bylaws require that all stockholder action be taken at a duly called meeting of the stockholders and prohibit taking action by written consent of stockholders.

Additional Authorized Shares of Capital Stock. The additional shares of authorized common stock and preferred stock available for issuance under our certificate of incorporation could be issued at such times, under such circumstances and with such terms and conditions as to impede a change in control.

Supermajority Voting and Proposal to Remove All Supermajority Voting. Our certificate of incorporation and bylaws currently include certain provisions that require an 80% supermajority vote of our outstanding shares of capital stock for the following actions:

•	approving certain business combinations with greater-than-10% stockholders, unless (i) the transaction is approved by a majority of the disinterested directors, or (ii) the stockholders receive a “fair price” and other procedural requirements are met (the “fair price provision”);

•	amending or repealing the fair price provision or the requirements in the certificate of incorporation and bylaws that (i) stockholder action be taken at a duly called annual or special meeting, and (ii) special meetings be called only by the board of directors; and

•	dividing the board of directors into classes with staggered terms.

Our board of directors will submit a proposal to stockholders at the 2006 annual meeting to amend FedEx’s certificate of incorporation and bylaws to remove all supermajority voting requirements. The board’s proposal will be included in our definitive proxy statement for the 2006 annual meeting. If the board’s proposal is adopted, the stockholder approval threshold for these actions will be reduced to a simple majority of outstanding shares. Stockholders will vote on the board’s proposal at our 2006 annual meeting in September 2006. Approval of the proposed amendments will require an 80% supermajority stockholder vote.

PLAN OF DISTRIBUTION

We may sell our securities in any of the following ways:

•	to or through underwriters;

•	to or through dealers;

•	through agents;

•	directly to purchasers through a specific bidding, ordering or auction process or otherwise;

•	through any combination of these methods of sale; or

•	through any other methods described in a prospectus supplement.

The prospectus supplement with respect to the securities being offered will set forth the specific plan of distribution and the terms of the offering, including:

•	the names of any underwriters, dealers or agents;

•	the purchase price of the securities and the proceeds we will receive from the sale;

•	any underwriting discounts, selling commissions, agency fees and other items constituting underwriters’, dealers’ or agents’ compensation;

•	any initial public offering price; and

•	any discounts or concessions allowed or re-allowed or paid to dealers or agents.

Underwriters

Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If we use underwriters for a sale of securities, we will enter into an underwriting agreement with the underwriters at the time of sale of those securities. Unless we inform you otherwise in a prospectus supplement, the obligations of the underwriters to purchase the offered securities will be subject to certain conditions and the underwriters will be obligated to purchase all of the offered securities if any are purchased. The underwriters will acquire the securities for their own account. The underwriters may resell the securities in one or more transactions at a fixed public offering price, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers.

Dealers

If we use dealers in a sale, unless we inform you otherwise in a prospectus supplement, we will sell the securities to the dealers as principals. The dealers may then resell such securities to the public at varying prices that they determine at the time of resale.

Agents

If we use agents in a sale, unless we inform you otherwise in a prospectus supplement, the agents will act on a best-efforts basis to solicit purchases for the period of their appointment.

Compensation

In connection with the sale of our securities, underwriters or agents may receive compensation from us or from purchasers of securities for whom they may act as agents in the form of discounts, concessions or commissions. Underwriters may sell securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agents. Any underwriting compensation paid by us to underwriters or agents in connection with an offering of securities, and any discounts, concessions or commissions allowed or reallowed or paid to dealers, will be set forth in the applicable prospectus supplement.

Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters as defined in the Securities Act of 1933, and any discounts or commissions received by them from us and any profit realized by them on the resale of the securities may be treated as underwriting discounts and commissions under the Securities Act of 1933.

Direct Sales

We may directly solicit offers to purchase our securities, and we may directly sell our securities to institutional investors or others, who may be deemed to be underwriters within the Securities Act of 1933 with respect to any resales. We will describe the terms of any direct sales in a prospectus supplement.

Delayed Delivery Contracts

We may authorize underwriters, dealers or agents to solicit offers from institutional investors to purchase securities from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. If we use delayed delivery contracts, they will be subject only to those conditions that we set forth in a prospectus supplement, and the prospectus supplement will describe the commission payable for solicitation of those contracts.

General Information

Underwriters, dealers and agents who participate in the distribution of the securities may be entitled, under agreements entered into with us, to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act of 1933. Underwriters, dealers or agents and their affiliates may be customers of, engage in transactions with, or perform services for us or our subsidiaries in the ordinary course of business.

Unless we inform you otherwise in a prospectus supplement, we do not intend to apply for the listing of any debt securities on a national securities exchange. If debt securities are sold to or through underwriters, the underwriters may make a market in such debt securities, as permitted by applicable laws and regulations. No underwriter would be obligated, however, to make a market in the debt securities, and any market-making could be discontinued at any time at the sole discretion of the underwriters. Accordingly, we cannot assure you as to the liquidity of, or trading markets for, any debt securities.

In order to facilitate an offering of securities, persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the offered securities. Such transactions, if commenced, may be discontinued at any time. If any such activities will occur, they will be described in the applicable prospectus supplement.

LEGAL MATTERS

Christine P. Richards, our Executive Vice President, General Counsel and Secretary, will issue an opinion concerning the legality of the common stock. As of July 31, 2006, Ms. Richards owned 31,837 shares of FedEx common stock and held options to purchase 108,330 shares of such common stock. Of the options held by Ms. Richards, 53,756 were vested at such date.

Davis Polk & Wardwell will issue an opinion concerning the legality of the debt securities and guarantees.

Any underwriters, dealers or agents will be advised by their own legal counsel concerning other issues relating to any offering.

EXPERTS

The consolidated financial statements of FedEx Corporation appearing in FedEx Corporation’s Annual Report (Form 10-K/A) for the year ended May 31, 2006 and the financial statement schedule appearing in FedEx Corporation’s Annual Report (Form 10-K) for the year ended May 31, 2006 and FedEx Corporation management’s assessment of the effectiveness of internal control over financial reporting as of May 31, 2006 included therein, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements and management’s assessment are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

The consolidated financial statements of Federal Express Corporation appearing in Federal Express Corporation’s Annual Report (Form 10-K) for the year ended May 31, 2006 (including the schedule appearing therein), and Federal Express Corporation management’s assessment of the effectiveness of internal control over financial reporting as of May 31, 2006 included therein, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements and management’s assessment are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

The consolidated financial statements of FedEx Corporation appearing in FedEx Corporation’s Current Report on Form 8-K dated July 31, 2006, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

Debt Securities

Common Stock

PROSPECTUS

August 2, 2006

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth the estimated expenses (other than underwriting discounts and commissions) to be incurred by FedEx Corporation (“FedEx”) in connection with the issuance and distribution of an assumed amount of $1,000,000,000 of securities registered under this registration statement. The assumed amount has been used to demonstrate the expenses of an offering and does not represent an estimate of the amount of securities that may be issued and distributed under this registration statement because such amount is unknown at this time. All amounts shown are estimated.

SEC registration fee	$107,000
Printing and engraving fees	25,000
Legal fees and expenses	100,000
Trustee’s fees and expenses	20,000
Accounting fees and expenses	50,000
Rating agency fees	700,000
Miscellaneous fees and expenses	50,000

Total	$1,052,000

Item 15. Indemnification of Directors and Officers

Section 102(b)(7) of the Delaware General Corporation Law (the “Delaware Law”) permits a corporation to include in its certificate of incorporation a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision may not eliminate or limit the liability of a director for any breach of the director’s duty of loyalty to the corporation or its stockholders, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, for the unlawful payment of dividends, or for any transaction from which the director derived an improper personal benefit.

Article Thirteenth of FedEx’s Amended and Restated Certificate of Incorporation, as amended (the “Charter”), provides that no director shall be personally liable to FedEx or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that Article Thirteenth does not eliminate or limit the liability of a director of FedEx (i) for any breach of the director’s duty of loyalty to FedEx or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware Law (relating to the unlawful payment of dividends) or any amendment or successor provision thereto, or (iv) for any transaction from which the director derived an improper personal benefit. Article Thirteenth of the Charter does not eliminate or limit the liability of a director for any act or omission occurring prior to the date when Article Thirteenth became effective (December 3, 1997). Neither the amendment nor repeal of Article Thirteenth of the Charter, nor the adoption of any provision of the Charter inconsistent with Article Thirteenth, will eliminate or reduce the effect of Article Thirteenth with respect to any matter occurring, or any cause of action, suit or claim that, but for Article Thirteenth, would accrue or arise prior to such amendment, repeal or adoption of an inconsistent provision.

Section 145 of the Delaware Law permits a corporation to indemnify any of its directors, officers, employees or agents who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that such person is or was a director, officer, employee or agent of the corporation (or another enterprise if serving at the request of the corporation), against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reason to believe that his or her conduct was unlawful. In any threatened, pending or completed action or suit by or in the right of the corporation, a corporation is permitted to indemnify any director, officer, employee or agent against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner that he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made if such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court in which the action or suit was brought shall determine upon application that, despite such adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses which the court shall deem proper.

Article VI, Section 1 of FedEx’s Restated Bylaws provides that FedEx shall, to the fullest extent permitted by the Delaware Law, (a) indemnify and hold harmless any person who was or is made or is threatened to be made a party to, or is otherwise involved in, any action, suit or proceeding by reason of the fact that he or she is or was a director, officer or managing director (or its equivalent) of FedEx, or is or was serving at the request of FedEx as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such person in connection therewith, and (b) pay the expenses (including attorneys’ fees) incurred by any such person in defending any such action, suit or proceeding in advance of its final disposition; provided, however, that the payment of expenses incurred by a person in advance of the final disposition of the action, suit or proceeding shall be made only upon receipt of an undertaking by the person to repay all amounts advanced if it should ultimately be determined that the person is not entitled to be indemnified. FedEx shall be required to indemnify and advance expenses to any such person in connection with an action, suit or proceeding (or part thereof) initiated by such person only if such action, suit or proceeding (or part thereof) was authorized by the Board of Directors of FedEx.

FedEx also has purchased insurance designed to protect FedEx and its directors and officers against losses arising from certain claims, including claims under the Securities Act of 1933, as amended (the “Securities Act”).

Item 16. Exhibits

1.1	Form of Underwriting Agreement relating to debt securities.

*1.2	Form of Underwriting Agreement relating to common stock.

4.1	Amended and Restated Certificate of Incorporation of FedEx Corporation, as amended (filed as Exhibit 3.1 to FedEx Corporation’s Annual Report on Form 10-K for the year ended May 31, 2000 (File Number 001-15829), and incorporated herein by reference).

4.2	Restated Bylaws of FedEx Corporation (filed as Exhibit 3.1 to FedEx Corporation’s Quarterly Report on Form 10-Q for the quarter ended November 30, 2004 (File Number 001-15829), and incorporated herein by reference).

4.3	Form of Indenture.

*4.4	Form of debt security.

4.5	Form of guarantee (included in Exhibit 4.3).

4.6	Specimen FedEx Corporation common stock certificate.

5.1	Opinion of Christine P. Richards, Executive Vice President, General Counsel and Secretary of FedEx Corporation, regarding the legality of the common stock.

5.2	Opinion of Davis Polk & Wardwell regarding the legality of the debt securities and guarantees.

12.1	Statement re Computation of Ratio of Earnings to Fixed Charges (filed as Exhibit 12 to FedEx Corporation’s Annual Report on Form 10-K for the year ended May 31, 2006 (File Number 001-15829), and incorporated herein by reference).

23.1	Consent of Christine P. Richards (included in Exhibit 5.1).

23.2	Consent of Ernst & Young LLP with respect to FedEx Corporation’s and Federal Express Corporation’s financial statements.

23.3	Consent of Davis Polk & Wardwell (included in Exhibit 5.2).

24.1	Powers of Attorney (set forth on the signature pages to this registration statement).

25.1	Statement of Eligibility under the Trust Indenture Act of 1939 on Form T-1 of The Bank of New York Trust Company, N.A.

*	To be filed, if necessary, by a post-effective amendment to this registration statement or as an exhibit to a document incorporated by reference herein.

Item 17. Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to the registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that the undertakings set forth in paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the undersigned registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) under the Securities Act that is part of the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) Each prospectus filed by the undersigned registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to the registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the undersigned registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the undersigned registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Memphis, State of Tennessee, on August 2, 2006.

FedEx Corporation

By:	/s/ John L. Merino
John L. Merino Corporate Vice President and Principal Accounting Officer

Power of Attorney. Each person whose signature appears below hereby constitutes and appoints Christine P. Richards, Alan B. Graf, Jr. and John L. Merino, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this registration statement and any and all related registration statements filed pursuant to Rule 462(b) promulgated under the Securities Act of 1933 (and any and all post-effective amendments thereto), and to file the same, with any and all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

/s/ Frederick W. Smith Frederick W. Smith	Chairman of the Board, President and Chief Executive Officer and Director (Principal Executive Officer)	August 2, 2006

/s/ Alan B. Graf, Jr. Alan B. Graf, Jr.	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	August 2, 2006

/s/ John L. Merino John L. Merino	Corporate Vice President and Principal Accounting Officer (Principal Accounting Officer)	August 2, 2006

/s/ James L. Barksdale James L. Barksdale	Director	August 2, 2006

/s/ August A. Bush IV August A. Busch IV	Director	August 2, 2006

Signature	Capacity	Date

/s/ John A. Edwardson John A. Edwardson	Director	August 2, 2006

/s/ Judith L. Estrin Judith L. Estrin	Director	August 2, 2006

/s/ J. Kenneth Glass J. Kenneth Glass	Director	August 2, 2006

/s/ Philip Greer Philip Greer	Director	August 2, 2006

/s/ J. R. Hyde, III J.R. Hyde, III	Director	August 2, 2006

/s/ Shirley Ann Jackson Shirley Ann Jackson	Director	August 2, 2006

/s/ Charles T. Manatt Charles T. Manatt	Director	August 2, 2006

/s/ Joshua I. Smith Joshua I. Smith	Director	August 2, 2006

/s/ Paul S. Walsh Paul S. Walsh	Director	August 2, 2006

/s/ Peter S. Willmott Peter S. Willmott	Director	August 2, 2006

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Memphis, State of Tennessee, on August 2, 2006.

Federal Express Corporation

By:	/s/ Cathy D. Ross
Cathy D. Ross Senior Vice President and Chief Financial Officer

Power of Attorney. Each person whose signature appears below hereby constitutes and appoints Christine P. Richards, Alan B. Graf, Jr. and John L. Merino, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this registration statement and any and all related registration statements filed pursuant to Rule 462(b) promulgated under the Securities Act of 1933 (and any and all post-effective amendments thereto), and to file the same, with any and all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

/s/ Frederick W. Smith Frederick W. Smith	Chairman of the Board and Director	August 2, 2006

/s/ David J. Bronczek David J. Bronczek	President and Chief Executive Officer and Director (Principal Executive Officer)	August 2, 2006

/s/ Cathy D. Ross Cathy D. Ross	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	August 2, 2006

/s/ Jay L. Cofield Jay L. Cofield	Vice President and Worldwide Controller (Principal Accounting Officer)	August 2, 2006

/s/ Robert B. Carter Robert B. Carter	Director	August 2, 2006

Signature	Capacity	Date

/s/ Michael L. Ducker Michael L. Ducker	Director	August 2, 2006

/s/ T. Michael Glenn T. Michael Glenn	Director	August 2, 2006

/s/ Alan B. Graf, Jr. Alan B. Graf, Jr.	Director	August 2, 2006

/s/ David F. Rebholz David F. Rebholz	Director	August 2, 2006

/s/ Christine P. Richards Christine P. Richards	Director	August 2, 2006

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Brussels, Belgium, on August 2, 2006.

Federal Express Europe, Inc.

By:	/s/ Kenneth F. Koval
Kenneth F. Koval Vice President and Chief Financial Officer

Power of Attorney. Each person whose signature appears below hereby constitutes and appoints Christine P. Richards, Alan B. Graf, Jr. and John L. Merino, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this registration statement and any and all related registration statements filed pursuant to Rule 462(b) promulgated under the Securities Act of 1933 (and any and all post-effective amendments thereto), and to file the same, with any and all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

/s/ Robert W. Elliott Robert W. Elliott	Chairman, Chief Executive Officer and President and Director (Principal Executive Officer)	August 2, 2006

/s/ Kenneth F. Koval Kenneth F. Koval	Vice President and Chief Financial Officer and Director (Principal Financial Officer and Principal Accounting Officer)	August 2, 2006

/s/ Mark R. Allen Mark R. Allen	Director	August 2, 2006

/s/ Peter Grimm Peter Grimm	Director	August 2, 2006

/s/ Stephen J. Parrott Stephen J. Parrott	Director	August 2, 2006

Signature	Capacity	Date

/s/ Christine P. Richards Christine P. Richards	Director	August 2, 2006

/s/ Bernhard Schloemer Bernhard Schloemer	Director	August 2, 2006

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami, State of Florida, on August 2, 2006.

Federal Express Holdings S.A.

By:	/s/ Juan N. Cento
Juan N. Cento President

Power of Attorney. Each person whose signature appears below hereby constitutes and appoints Christine P. Richards, Alan B. Graf, Jr. and John L. Merino, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this registration statement and any and all related registration statements filed pursuant to Rule 462(b) promulgated under the Securities Act of 1933 (and any and all post-effective amendments thereto), and to file the same, with any and all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

/s/ Juan N. Cento Juan N. Cento	President (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)	August 2, 2006

/s/ Julio Colomba Julio Colomba	Director	August 2, 2006

/s/ Michael L. Ducker Michael L. Ducker	Director	August 2, 2006

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Memphis, State of Tennessee, on August 2, 2006.

Federal Express International, Inc.

By:	/s/ David J. Bronczek
David J. Bronczek Chairman of the Board and Chief Executive Officer

Power of Attorney. Each person whose signature appears below hereby constitutes and appoints Christine P. Richards, Alan B. Graf, Jr. and John L. Merino, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this registration statement and any and all related registration statements filed pursuant to Rule 462(b) promulgated under the Securities Act of 1933 (and any and all post-effective amendments thereto), and to file the same, with any and all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

/s/ David J. Bronczek David J. Bronczek	Chairman of the Board and Chief Executive Officer and Director (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)	August 2, 2006

/s/ Mark R. Allen Mark R. Allen	Director	August 2, 2006

/s/ Eddy Ka-Leung Chan Eddy Ka-Leung Chan	Director	August 2, 2006

/s/ M. Rush O’Keefe, Jr. M. Rush O’Keefe, Jr.	Director	August 2, 2006

Signature	Capacity	Date

/s/ Andrew J. da Roza Andrew J. da Roza	Director	August 2, 2006

/s/ Michael L. Ducker Michael L. Ducker	Director	August 2, 2006

/s/ Thomas L. Holland Thomas L. Holland	Director	August 2, 2006

/s/ David J. Ross David J. Ross	Director	August 2, 2006

/s/ Masamichi Ujiie Masamichi Ujiie	Director	August 2, 2006

/s/ Peter Pi-Tak Yin Peter Pi-Tak Yin	Director	August 2, 2006

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Memphis, State of Tennessee, on August 2, 2006.

FedEx Corporate Services, Inc.

By:	/s/ James S. Hudson
James S. Hudson Senior Vice President and Chief Financial Officer

Power of Attorney. Each person whose signature appears below hereby constitutes and appoints Christine P. Richards, Alan B. Graf, Jr. and John L. Merino, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this registration statement and any and all related registration statements filed pursuant to Rule 462(b) promulgated under the Securities Act of 1933 (and any and all post-effective amendments thereto), and to file the same, with any and all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

/s/ Frederick W. Smith Frederick W. Smith	Director	August 2, 2006

/s/ T. Michael Glenn T. Michael Glenn	Chairman of the Board, President and Chief Executive Officer and Director (Principal Executive Officer)	August 2, 2006

/s/ James S. Hudson James S. Hudson	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	August 2, 2006

/s/ Christopher B. Wood Christopher B. Wood	Vice President – Controller (Principal Accounting Officer)	August 2, 2006

/s/ David J. Bronczek David J. Bronczek	Director	August 2, 2006

Signature	Capacity	Date

/s/ Robert B. Carter Robert B. Carter	Director	August 2, 2006

/s/ Donald F. Colleran Donald F. Colleran	Director	August 2, 2006

/s/ Douglas G. Duncan Douglas G. Duncan	Director	August 2, 2006

/s/ Alan B. Graf, Jr. Alan B. Graf, Jr.	Director	August 2, 2006

/s/ Kenneth A. May Kenneth A. May	Director	August 2, 2006

/s/ Christine P. Richards Christine P. Richards	Director	August 2, 2006

/s/ Daniel J. Sullivan Daniel J. Sullivan	Director	August 2, 2006

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Memphis, State of Tennessee, on August 2, 2006.

FedEx Customer Information Services, Inc.

By:	/s/ James S. Hudson
James S. Hudson Senior Vice President and Chief Financial Officer

Power of Attorney. Each person whose signature appears below hereby constitutes and appoints Christine P. Richards, Alan B. Graf, Jr. and John L. Merino, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this registration statement and any and all related registration statements filed pursuant to Rule 462(b) promulgated under the Securities Act of 1933 (and any and all post-effective amendments thereto), and to file the same, with any and all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

/s/ Frederick W. Smith Frederick W. Smith	Director	August 2, 2006

/s/ Robert B. Carter Robert B. Carter	Chairman of the Board and Chief Executive Officer and Director (Principal Executive Officer)	August 2, 2006

/s/ T. Michael Glenn T. Michael Glenn	Vice Chairman of the Board and Co-Chief Executive Officer and Director	August 2, 2006

/s/ James S. Hudson James S. Hudson	Senior Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	August 2, 2006

/s/ Alan B. Graf, Jr. Alan B. Graf, Jr.	Director	August 2, 2006

Signature	Capacity	Date

/s/ Christine P. Richards Christine P. Richards	Director	August 2, 2006

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Memphis, State of Tennessee, on August 2, 2006.

FedEx Freight Corporation

By:	/s/ Donald C. Brown
Donald C. Brown Senior Vice President and Chief Financial Officer

Power of Attorney. Each person whose signature appears below hereby constitutes and appoints Christine P. Richards, Alan B. Graf, Jr. and John L. Merino, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this registration statement and any and all related registration statements filed pursuant to Rule 462(b) promulgated under the Securities Act of 1933 (and any and all post-effective amendments thereto), and to file the same, with any and all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

/s/ Frederick W. Smith Frederick W. Smith	Chairman of the Board and Director	August 2, 2006

/s/ Douglas G. Duncan Douglas G. Duncan	President and Chief Executive Officer and Director (Principal Executive Officer)	August 2, 2006

/s/ Donald C. Brown Donald C. Brown	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	August 2, 2006

/s/ Matthew L. Rittenhour Matthew L. Rittenhour	Vice President and Controller (Principal Accounting Officer)	August 2, 2006

/s/ Robert B. Carter Robert B. Carter	Director	August 2, 2006

Signature	Capacity	Date

/s/ T. Michael Glenn T. Michael Glenn	Director	August 2, 2006

/s/ Alan B. Graf, Jr. Alan B. Graf, Jr.	Director	August 2, 2006

/s/ Christine P. Richards Christine P. Richards	Director	August 2, 2006

/s/ Patrick L. Reed Patrick L. Reed	Director	August 2, 2006

/s/ Keith Lovetro Keith Lovetro	Director	August 2, 2006

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Harrison, State of Arkansas, on August 2, 2006.

FedEx Freight East, Inc.

By:	/s/ Frank L. Conner
Frank L. Conner Vice President – Finance and Accounting, Chief Financial Officer and Treasurer

Power of Attorney. Each person whose signature appears below hereby constitutes and appoints Christine P. Richards, Alan B. Graf, Jr. and John L. Merino, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this registration statement and any and all related registration statements filed pursuant to Rule 462(b) promulgated under the Securities Act of 1933 (and any and all post-effective amendments thereto), and to file the same, with any and all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

/s/ Larry C. Miller Larry C. Miller	President and Chief Executive Officer (Principal Executive Officer)	August 2, 2006

/s/ Frank L. Conner Frank L. Conner	Vice President – Finance and Accounting, Chief Financial Officer and Treasurer (Principal Financial Officer and Principal Accounting Officer)	August 2, 2006

/s/ Douglas G. Duncan Douglas G. Duncan	Director	August 2, 2006

/s/ Donald C. Brown Donald C. Brown	Director	August 2, 2006

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Moon Township, State of Pennsylvania, on August 2, 2006.

FedEx Ground Package System, Inc.

By:	/s/ Gretchen G. Smarto
Gretchen G. Smarto Senior Vice President – Finance and Administration, Chief Financial Officer and Treasurer

Power of Attorney. Each person whose signature appears below hereby constitutes and appoints Christine P. Richards, Alan B. Graf, Jr. and John L. Merino, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this registration statement and any and all related registration statements filed pursuant to Rule 462(b) promulgated under the Securities Act of 1933 (and any and all post-effective amendments thereto), and to file the same, with any and all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

/s/ Frederick W. Smith Frederick W. Smith	Chairman of the Board and Director	August 2, 2006

/s/ Daniel J. Sullivan Daniel J. Sullivan	President and Chief Executive Officer and Director (Principal Executive Officer)	August 2, 2006

/s/ Gretchen G. Smarto Gretchen G. Smarto	Senior Vice President – Finance and Administration, Chief Financial Officer and Treasurer (Principal Financial Officer)	August 2, 2006

/s/ Heidi K. Bartholomew Heidi K. Bartholomew	Vice President and Controller (Principal Accounting Officer)	August 2, 2006

Signature	Capacity	Date

/s/ Robert B. Carter Robert B. Carter	Director	August 2, 2006

/s/ T. Michael Glenn T. Michael Glenn	Director	August 2, 2006

/s/ Alan B. Graf, Jr. Alan B. Graf, Jr.	Director	August 2, 2006

/s/ Bram B. Johnson Bram B. Johnson	Director	August 2, 2006

/s/ Rodger G. Marticke Rodger G. Marticke	Director	August 2, 2006

/s/ Christine P. Richards Christine P. Richards	Director	August 2, 2006

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on August 2, 2006.

FedEx Kinko’s Office and Print Services, Inc.

By:	/s/ Leslie M. Benners
Leslie M. Benners Senior Vice President and Chief Financial Officer

Power of Attorney. Each person whose signature appears below hereby constitutes and appoints Christine P. Richards, Alan B. Graf, Jr. and John L. Merino, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this registration statement and any and all related registration statements filed pursuant to Rule 462(b) promulgated under the Securities Act of 1933 (and any and all post-effective amendments thereto), and to file the same, with any and all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

/s/ Frederick W. Smith Frederick W. Smith	Director	August 2, 2006

/s/ Robert B. Carter Robert B. Carter	Chairman of the Board and Director	August 2, 2006

/s/ Kenneth A. May Kenneth A. May	President and Chief Executive Officer and Director (Principal Executive Officer)	August 2, 2006

/s/ Leslie M. Benners Leslie M. Benners	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	August 2, 2006

Signature	Capacity	Date

/s/ Curtis D. McClellan Curtis D. McClellan	Vice President and Corporate Controller (Principal Accounting Officer)	August 2, 2006

/s/ T. Michael Glenn T. Michael Glenn	Vice Chairman of the Board and Director	August 2, 2006

/s/ Alan B. Graf, Jr. Alan B. Graf, Jr.	Director	August 2, 2006

/s/ Christine P. Richards Christine P. Richards	Director	August 2, 2006

/s/ John M. McDonald John M. McDonald	Director	August 2, 2006

/s/ Brian D. Philips Brian D. Philips	Director	August 2, 2006

EXHIBIT INDEX

Exhibits	Exhibit Description
1.1	Form of Underwriting Agreement relating to debt securities.

*1.2	Form of Underwriting Agreement relating to common stock.

4.1	Amended and Restated Certificate of Incorporation of FedEx Corporation, as amended (filed as Exhibit 3.1 to FedEx Corporation’s Annual Report on Form 10-K for the year ended May 31, 2000 (File Number 001-15829), and incorporated herein by reference).

4.2	Restated Bylaws of FedEx Corporation (filed as Exhibit 3.1 to FedEx Corporation’s Quarterly Report on Form 10-Q for the quarter ended November 30, 2004 (File Number 001-15829), and incorporated herein by reference).

4.3	Form of Indenture.

*4.4	Form of debt security.

4.5	Form of guarantee (included in Exhibit 4.3).

4.6	Specimen FedEx Corporation common stock certificate.

5.1	Opinion of Christine P. Richards, Executive Vice President, General Counsel and Secretary of FedEx Corporation, regarding the legality of the common stock.

5.2	Opinion of Davis Polk & Wardwell regarding the legality of the debt securities and guarantees.

12.1	Statement re Computation of Ratio of Earnings to Fixed Charges (filed as Exhibit 12 to FedEx Corporation’s Annual Report on Form 10-K for the year ended May 31, 2006 (File Number 001-15829), and incorporated herein by reference).

23.1	Consent of Christine P. Richards (included in Exhibit 5.1).

23.2	Consent of Ernst & Young LLP with respect to FedEx Corporation’s and Federal Express Corporation’s financial statements.

23.3	Consent of Davis Polk & Wardwell (included in Exhibit 5.2).

24.1	Powers of Attorney (set forth on the signature pages to this registration statement).

25.1	Statement of Eligibility under the Trust Indenture Act of 1939 on Form T-1 of The Bank of New York Trust Company, N.A.

*	To be filed, if necessary, by a post-effective amendment to this registration statement or as an exhibit to a document incorporated by reference herein.

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